UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On September 25, 2008, Mr. Charles D. Siczek was appointed Controller and Chief Accounting Officer of Carlisle Companies Incorporated (the “Company”), effective November 1, 2008.  Each year at its May meeting, the Company’s Board of Directors elects individuals to serve as officers of the Company for the following year.

The terms of Mr. Siczek’s employment are reflected in the Letter Agreement, dated September 25, 2008, between Mr. Siczek and the Company (the “Siczek Agreement”) and are summarized below:

•                  Mr. Siczek will receive a starting annual salary of $235,000, payable in accordance with the Company’s regular payroll practices.

•                  Mr. Siczek is eligible to earn an annual target bonus of 30% of his base salary actually paid during the year with an entry level of 15% and a maximum award opportunity equal to 60% of his base salary.  For 2008, Mr. Siczek will be eligible for a prorated bonus reflecting his November 1 employment date.  All bonus payments are subject to the discretion and approval of the Compensation Committee (the “Committee”) of the Company’s Board of Directors.

•                  Mr. Siczek is also eligible for annual equity awards representing a target value of 40% of his base salary subject to the discretion and approval of the Committee.

•                  Mr. Siczek will be entitled to participate in all employee benefit plans generally available to the Company’s senior executives.

A copy of the Siczek Agreement is filed with this report as Exhibit 10.

Mr. Siczek, 65, has provided the Company with various financial and accounting services since December, 2003 through his wholly-owned consulting company, Charles D. Siczek Company, LLC (the “Siczek Consulting”).

The Company paid Siczek Consulting $186,435 in 2006 and $305,140 in 2007 and has paid Siczek Consulting $165,317 through September 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2008	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10	Letter Agreement, dated September 25, 2008, between Mr. Charles D. Siczek and Carlisle Companies Incorporated.